UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2019  (June 26, 2019)

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 26, 2019, HealthEquity, Inc. (“HealthEquity”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WageWorks, Inc., a Delaware corporation (“WageWorks”), and Pacific Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of HealthEquity (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into WageWorks (the “Merger”), with WageWorks surviving the Merger and becoming a wholly owned subsidiary of HealthEquity.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of WageWorks common stock (other than shares (i) owned in treasury by WageWorks, (ii) owned by HealthEquity, Merger Sub or any other direct or indirect wholly owned subsidiary of HealthEquity, and (iii) held by WageWorks stockholders who perfect their appraisal rights with respect to the Merger) will be cancelled and automatically converted into the right to receive $51.35 in cash, without interest (the “Merger Consideration”).

Under the Merger Agreement, at the effective time of the Merger, (x) each outstanding WageWorks stock option (whether vested or unvested) will be cancelled and, if the exercise price per share of such stock option is less than $51.35, will be exchanged for an amount of cash, without interest, equal to (1) the Merger Consideration less the applicable exercise price per share with respect to such stock option multiplied by (2) the number of shares covered by such stock option, (y) each outstanding award of WageWorks RSUs subject to only time-based vesting conditions (1) granted prior to June 26, 2019 will fully vest and be entitled to receive the Merger Consideration for each share covered by such award or (2) granted on or after June 26, 2019, will, as of the effective time of the Merger, be assumed by HealthEquity and converted automatically into an award of RSUs covering an adjusted (based on the ratio of the Merger Consideration to the volume weighted average price of a share of common stock of HealthEquity for the 20 trading days ending with the trading day immediately preceding the date of the closing of the Merger) number of shares of common stock of HealthEquity and will be subject to the same terms and conditions applicable to such RSUs immediately prior to the Effective Time, and (z) each outstanding award of WageWorks RSUs granted prior to June 26, 2019 and subject to performance-based vesting conditions (each, a “Performance Unit”) will (1) in the case of any Performance Unit for which the performance period is complete but for which the board of directors of WageWorks has not determined the achievement of the underlying performance goals, vest based on actual performance, (2) in the case of any Performance Unit for which the performance period is incomplete, vest based on target performance, and (3) in the case of any Performance Unit that does not vest in accordance with clause (1) or (2), be cancelled for no consideration. Each Performance Unit that vests according to the previous sentence will be cancelled in exchange for an amount of cash, without interest, equal to the Merger Consideration multiplied by the number of shares covered by such vested Performance Unit.

WageWorks has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to, during the pendency of the Merger, solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.  Each of HealthEquity and Merger Sub also has made customary representations, warranties and covenants in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including adoption of the Merger Agreement by WageWorks, stockholders and the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is not subject to any financing condition.

The Merger Agreement contains certain customary termination rights for HealthEquity and Wageworks, including a right to terminate the Merger Agreement if the Merger is not completed by December 26, 2019, unless otherwise extended pursuant to the terms of the Merger Agreement.  The Merger

Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, WageWorks will be obligated to pay HealthEquity a termination fee of $69,656,872.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthEquity, WageWorks, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

Financing of the Merger

HealthEquity intends to finance the Merger with a combination of cash on-hand and debt financing. To that end, HealthEquity has entered into a commitment letter (the “Commitment Letter”), dated as of June 26, 2019, with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide (i) a $200 million senior secured revolving credit facility, (ii) a $1,410 million senior secured term loan facility and (iii) a $300 million senior unsecured bridge facility (collectively, the “Facilities”) to fund the consideration for the Merger. The funding of the Facilities is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Facilities in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the Merger in accordance with the Merger Agreement. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and WageWorks, the synergies from the proposed transaction, the combined company’s future operating results, HealthEquity’s expectations regarding debt repayment, projections as to the closing date of the proposed transaction, the anticipated benefits of the proposed transaction, future opportunities for HealthEquity upon closing of the proposed transaction, the product offerings of HealthEquity if the proposed transaction is consummated, and the ability of HealthEquity to deliver value to stakeholders. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals and approval of the stockholders of WageWorks; HealthEquity’s ability to finance the proposed transaction and its ability to generate sufficient cash flows to service and repay such debt; the ability of HealthEquity to successfully integrate WageWorks operations with those of HealthEquity; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and the retention of certain key employees of WageWorks may be difficult. Although HealthEquity and WageWorks believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s and WageWorks’ respective filings with the Securities and Exchange Commission, including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. Neither HealthEquity nor WageWorks undertakes any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 26, 2019, by and among HealthEquity, Inc., WageWorks, Inc. and Pacific Merger Sub Inc.*

10.1	Project Pacific Commitment Letter, dated as of June 26, 2019, by and among HealthEquity, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 27, 2019

	By:	/s/ Darcy Mott
Name: Darcy Mott
Title: Executive Vice President and Chief Financial Officer